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Exhibit 23.1

CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

        We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3) and related Prospectus of SICOR Inc. for the registration of 1,753,052 shares of its common stock and to the use of and incorporation by reference therein of our report dated February 10, 2003, with respect to the consolidated financial statements and schedule of SICOR Inc. included in its Annual Report on Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.

ERNST & YOUNG LLP

San Diego, California
July 11, 2003

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CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS